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                                                                  Exhibit (j)(l)

                         CONSENT OF INDEPENDENT AUDITORS





The Shareholders and Board of Directors
ING Series Fund, Inc.:


We consent to the use of our reports dated December 7, 2001 on the financial statements of ING International Growth Fund, ING Growth Fund, ING Small Company Fund, ING Technology Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, ING Index Plus SmallCap Fund, ING Value Opportunity Fund, ING Balanced Fund, ING Growth and Income Fund, ING Ascent Fund, ING Crossroads Fund, ING Legacy Fund, ING Bond Fund, ING Government Fund, ING Aeltus Money Market Fund and Brokerage Cash Reserves, our reports dated April 24, 2002 on the financial statements of ING Bond Fund, ING Government Fund, ING Aeltus Money Market Fund and Brokerage Cash Reserves, and our reports dated July 5, 2002 on the financial statements of ING Growth Fund, ING Small Company Fund, ING Technology Fund, ING Index Plus LargeCap Fund, ING Index Plus MidCap Fund, ING Index Plus SmallCap Fund, ING Value Opportunity Fund, ING Balanced Fund, ING Growth and Income Fund, ING Ascent Fund, ING Crossroads Fund and ING Legacy Fund, incorporated by reference in Post-Effective Amendment No. 54, to Registration Statement (No. 33-41694) on Form N-1A under the Securities Act of 1933.

We also consent to the references to our firm under the headings, "Financial Highlights" in the prospectuses and "Independent Auditors" in the statements of additional information.


                                              /s/ KPMG LLP


Boston, Massachusetts
July 24, 2002